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                                                                    Exhibit 99.2

STOCK ORDER FORM AND                            HOME LOAN FINANCIAL CORPORATION
CERTIFICATION FORM

Note: Please read the Stock Order Form Guide and Instructions on the back of this form before completion.

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DEADLINE

The Subscription Offering and the Community Offering (collectively, the "Offering") end at Noon, Coshocton, Ohio Time, on March XX, 1998. Your Stock Order Form and Certification Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.

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NUMBER OF SHARES

(1) Number of Shares           Price Per Share             (2) Total Amount Due

                        x           $10.00           =         $


The minimum number of shares that may be subscribed for is 25. Each eligible Account Holder, Supplemental Eligible Account Holder and Other Eligible Member may purchase in the Subscription Offering not more than 15,000 Common Shares. In connection with the excercise of subscription rights arising from a single deposit account in which two or more persons have an interest, however, the aggregate maximum number of Common Shares which the persons having an interest in such account may purchase in the Subscription Offering in relation to such account is 15,000 Common Shares. Except for the ESOP, which may purchase up to 10% of the total Common Shares sold in the Offering, no person, together with his or her Associates (hereinafter defined) and other persons Acting in Concert (hereinafter defined) with him or her, may purchase more than 30,000 Common Shares in the Offering.

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METHOD OF PAYMENT

(3) [ ] Enclosed is a check, bank draft or money order payable to Home Loan Financial Corporation of $_________________ (or cash if presented in person).

(4) [ ] I authorize The Home Loan Savings Bank to make withdrawals from my Home Loan Savings Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

             ACCOUNT NUMBER (S)                            AMOUNT (S)
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                                TOTAL WITHDRAWAL
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There is no penalty for early withdrawals used for this payment.


PURCHASER INFORMATION

(5) [ ] Check here if you are a depositor and enter below information for all accounts you had at the Eligibility Record Date (September 30, 1996), the Supplemental Eligibility Record Date (XX) or the Voting Record Date
         (XXX). If additional space is needed, please use the back of this form. Please confirm account(s) by initialing here. _______________

            ACCOUNT TITLE (NAMES ON ACCOUNTS)            ACCOUNT NUMBER
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  [  ]  Check here if you are a director, officer or employee of The Home Loan
        Savings Bank or a member of such person's immediate family.

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(6) STOCK REGISTRATION

[  ] Individual             [  ] Uniform Transfer to Minors      [  ] Partnership

[  ] Joint Tenants          [  ] Uniform Gift to Minors          [  ] Individual Retirement Account

[  ] Tenants in Common      [  ] Corporation                     [  ] Fiduciary/Trust (Under Agreement Dated _________________)


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Name                                                             Social Security or Tax I.D.
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Name                                                             Daytime Telephone
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Street Address                                                   Evening Telephone
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City                         State           Zip code            County of Residence
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

NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria)

[ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance and
(2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

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ACKNOWLEDGMENT By signing below, I acknowledge receipt of the Prospectus dated
XXXXXX XX, 199X and that I have reviewed all provisions therein. I understand that I may not change or revoke my order once it is received by Home Loan Financial Corporation. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. The Home Loan Savings Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

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SIGNATURE   THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE
STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds. If you need help completing this Form, you may call the Conversion Information Center at (614) XXX-XXXX

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         Signature              Title (if applicable)               Date


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         Signature              Title (if applicable)               Date


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THE COMMON SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE
NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

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                         CONVERSION INFORMATION CENTER
                                401 Main Street
                             Coshocton, Ohio 43812
                                 (614) XXX-XXXX

OFFICE USE

Date Rec'd _____/____/____          Order #    _______        Batch #  _____
Check #    _______________          Category   _______
Amount $   _______________          Initials   _______

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                        HOME LOAN FINANCIAL CORPORATION


ITEM INSTRUCTION
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ITEMS 1 AND 2- Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Each Eligible Account Holder, Supplemental Eligible Account Holder and Other Eligible Member may purchase in the Subscription Offering not more than 15,000 Common Shares. In connection with the excercise of subscription rights arising from a single deposit account in which two or more persons have an interest, however, the aggregate maximum number of Common Shares which the persons having an interest in such account may purchase in the Subscription Offering in relation to such account is 15,000 Common Shares. Except for the ESOP, which may purchase up to 10% of the total Common Shares sold in the Offering, no person, together with his or her Associates (hereinafter defined) and other persons Acting in Concert (hereinafter defined) with him or her, may purchase more than 30,000 Common Shares in the Offering.

Home Loan Financial Corporation has reserved the right to reject any order received in the Community Offering, if any, in whole or in part.

ITEM 3- Payment for shares may be made in cash (only if delivered by you in person) by check, bank draft or money order made payable to Home Loan Financial Corporation. DO NOT MAIL CASH. If you choose to make a cash payment, take your signed Stock Order Form and Certification Form and payment in person to The Home Loan Savings Bank. Your funds will earn interest at The Home Loan Savings Bank's current passbook rate of 2.50% (2.53% APY).

ITEM 4- To pay by withdrawal from a savings account or certificate at The Home Loan Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the Signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase shares in the Conversion. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in designated account(s) until the Offering closes and will continue to earn interest at the account rate until then. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at The Home Loan Savings Bank's passbook rate.

ITEM 5- Please check this box if you were a depositor on the Eligibility Record Date (September 30, 1996), the Supplemental Eligibility Record Date (XXXXXXX) or the Voting Record Date (XXXXXXXXx). List all names on the account(s) and all account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.

ITEMS 6- The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Home Loan Financial Corporation common shares. Print the name(s) in which you want the shares registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc. Review the Stock Ownership Guide and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given.

       CONTINUATION FROM PAGE 1 SECTION 5, IF ADDITIONAL SPACE IS NEEDED:

ACCOUNT TITLE (NAMES ON ACCOUNTS)                   ACCOUNT NUMBER
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                        HOME LOAN FINANCIAL CORPORATION

STOCK OWNERSHIP GUIDE
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Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

INDIVIDUAL- The shares are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS- Joint tenants with right of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON- Tenants in common may also identify two or more owners. When shares are held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

INDIVIDUAL RETIREMENT ACCOUNT- Individual Retirement Account ("IRA") holders may make share purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Shares may only be held in a self-directed IRA. The Home Loan Savings Bank does not offer a self-directed IRA. Please contact the Conversion Information Center if you have any questions about your IRA account. There will be no early withdrawal or IRS penalties incurred in these transactions.

UNIFORM GIFT TO MINORS- For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, shares may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares held by John Doe as custodian for Susan Doe under the Ohio Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. OH. Use the minor's Social Security Number. Only one custodian and one minor may be designated.

CORPORATION/PARTNERSHIP- Corporation/Partnerships may purchase shares. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Conversion Information Center to verify depositor rights and purchase limitations.

FIDUCIARY/TRUST- Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement Dated 06/09/87.

DEFINITION OF ASSOCIATE

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A person's Associates consist of the following (a) any corporation or other organization (other than Home Loan Financial Corporation (the "Holding Company"), The Home Loan Savings Bank (the "Bank"), or a majority owned subsidiary of the Bank of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of the Holding Company or the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such person, or any relative of such person's spouse, who either has the same home as such person or who is a director or officer of the Holding Company or the Bank or any of their subsidiaries.

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                               CERTIFICATION FORM
              (This Form Must Accompany A Signed Stock Order Form)

         I ACKNOWLEDGE THAT THE COMMON SHARES, WITHOUT PAR VALUE ("COMMON SHARES"), OF HOME LOAN FINANCIAL CORPORATION (THE "HOLDING COMPANY") ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY THE HOME LOAN SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

         If anyone asserts that the Common Shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Central Regional Director, Ronald N.
Karr, at (312) 917-5000.

         I further certify that, before purchasing the Common Shares of the Holding Company, I received a copy of the Prospectus dated XXXXX XX, 199X which discloses the nature of the Common Shares being offered thereby and describes the following risks involved in an investment in the Common Shares under the heading "Risk Factors" beginning on page 8 of the Prospectus:

   1.  Interest Rate Risk

   2.  Anticipated Low Return on Equity

   3.  Competition in Primary Market Area

   4.  Performance of Local Economy

   5.  Concentration of Credit

   6.  Limited Market for the Common Shares

   7.  Uncertainty of Price of the Common Shares Upon Resale

   8. Legistration and Regulation Which May Adversely Affect Earnings and Operations

   9.  Potential Impact of Benefit Plans on Net Earnings and Shareholders'
       Equity

  10. Anti-Takeover Provisions Which May Discourage Sales of Common Shares for Premium Prices



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 Signature                                 Signature


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(Note: If shares are to be held jointly, both parties must sign)

Date:_____________________, 1997